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                                                                    Exhibit 10.5
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                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT
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     This Agreement is made between Entrust Technologies Inc., a Maryland corporation ("Entrust"), and Alberto Yepez (the "Employee").

     WHEREAS, Entrust has entered into the Agreement and Plan of Merger by and among Entrust, Enable Acquisition Corp. and Enable, Inc. (the "Company") dated as of April 18, 2000 (the "Merger Agreement"), pursuant to which the Company shall become a subsidiary of Entrust and the holders of capital stock and options of the Company will receive stock or options of Entrust;

     WHEREAS, Entrust was induced to enter into the Merger Agreement on the condition that the Employee execute this Agreement prior to the consummation of the transactions contemplated in the Merger Agreement; and

     WHEREAS, the Employee is an owner of capital stock or options to acquire the capital stock of the Company and will personally benefit from the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of (i) Entrust entering into the Merger Agreement and consummating the transactions contemplated thereby, (ii) the benefit to the Employee from the transactions contemplated in the Merger Agreement and (iii) the employment or continued employment of the Employee by Entrust or any of its subsidiaries, the Employee and Entrust agree as follows:

     1.  Non-Competition and Non-Solicitation. For a period of one year after
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the closing of the transactions contemplated by the Merger Agreement the
Employee will not, directly or indirectly:

         (a) Engage in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a company) that directly or indirectly competes with Entrust's business or the business of any of its subsidiaries (which, for purposes of this Agreement, includes the Company), including but not limited to the business of the Company and any business or enterprise that develops, manufactures, markets, or sells any product or service that competes with any product or service developed, manufactured, marketed or sold, or planned to be developed, manufactured, marketed or sold, by Entrust or any of its subsidiaries while the Employee was employed by Entrust or any of its subsidiaries; or

        (b) Either alone or in association with others (i) solicit, or encourage any organization directly or indirectly controlled by the Employee to solicit, any employee of Entrust or any of its subsidiaries to leave the employ of Entrust or any of its subsidiaries, (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Employee to solicit for employment, hire or engage as an independent contractor, any person who was employed by Entrust or any of its subsidiaries at any time during the term of the Employee's employment with Entrust or any of its subsidiaries;
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provided, that this clause (ii) shall not apply to any individual whose
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employment with Entrust or any of its subsidiaries has been terminated for a period of one year or longer, or (iii) solicit business from or perform services for or induce or attempt to induce, any customer, supplier, licensee or business relation of Entrust or any of its subsidiaries to cease doing business with Entrust or any of its subsidiaries, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Entrust or any of its subsidiaries.

        2.  Miscellaneous.
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            (a)  Extension.  If the Employee violates the provisions of Section
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1, the Employee shall continue to be bound by the restrictions set forth in
Section 1 until a period of one year has expired without any violation of such provisions.

            (b)  Not Employment Contract. The Employee acknowledges that this
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Agreement does not constitute a contract of employment, does not imply that the
Company or any of its subsidiaries will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

            (c)  Interpretation.  If any restriction set forth in Section 1 is
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found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The parties intend that the non-competition and non-solicitation provisions contained in this Agreement shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

            (d)  Severability.  The invalidity or unenforceability of any
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provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (e)  Waiver of Rights.  No delay or omission by Entrust in
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exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by Entrust on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

            (f)  Equitable Remedies.  The restrictions contained in this
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Agreement are necessary for the protection of the business and goodwill of
Entrust and its subsidiaries and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause Entrust substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that Entrust, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

            (g)  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Maryland. Any action, suit, or other legal proceeding

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which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Maryland (or, if appropriate, a federal court located within Maryland), and Entrust and the Employee each consents to the jurisdiction of such a court.

            (h)  Effectiveness.  This Agreement shall be effective upon, and
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subject to, the closing of the transactions contemplated by the Merger
Agreement.

        THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

                                    ENTRUST INC.


Date: ______________________      By:____________________________

                                    EMPLOYEE:


Date:_______________________       /s/ Alberto Yepez
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                                      (Signature)

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